Exhibit 99.1

Porch Group Closes Homeowners of America Acquisition, Creating One of the Largest InsurTech Companies

SEATTLE, April 6, 2021 -- Porch Group, Inc. ("Porch” or “the Company") (NASDAQ: PRCH), a leading vertical software company reinventing the home services industry, successfully completed its previously announced acquisition of Homeowners of America (HOA), making Porch one of the largest Insurance Technology (InsurTech) companies.

HOA is a Managing General Agent and insurance carrier hybrid with high margins and a capital efficient reinsurance strategy which limits retained risk. HOA primarily operates in six states, including Texas, Arizona, North Carolina, South Carolina, Virginia, and Georgia. The company was founded in 2006 in Texas, a $10 billion homeowners insurance market, and was the 12th largest home insurer in Texas in 2019. HOA is licensed to operate in 31 states, positioning it for nationwide expansion as part of Porch.

Porch acquired HOA for approximately $100 million, subject to customary purchase price adjustments, of which approximately $21.7 million is payable in Porch common stock.

“With HOA’s experienced management team and scale of effective insurance operations, combined with Porch’s homebuyer access and unique property data, we are positioned to scale into our InsurTech ambitions,” said Matt Ehrlichman, Porch founder, chairman and CEO. “We are looking to immediately provide value to current HOA agents and customers through our technology platform and expanded offerings to be more than just an insurance carrier, but the partner for the home. We expect HOA’s fit within our unique vertical software platform will provide rapid, scalable, and profitable growth. The InsurTech space is nascent, and this acquisition demonstrates our commitment to industry leadership.”

With the acquisition, Porch seeks to create efficient growth with reduced customer acquisition cost through the homebuyers accessed through its vertical software platform, proprietary property data collection and HOA’s current licensure in 31 states. Porch plans to expand HOA’s Insurtech footprint nationwide through its own insurance offering and HOA’s existing independent agent distribution channels.

Combining Porch’s vast access to homebuyers and unique property data with HOA’s strong pricing and claims experience, Porch believes it can become one of the largest InsurTech companies with significant advantages to driving rapid, long-term growth. For the full year 2021, the Company expects over $270 million of pro forma gross written premium between HOA and Porch’s existing insurance agency.

Agents and customers currently using HOA services should expect enhanced product offering and expanded opportunities through the Porch vertical technology systems and data.

About Porch Group

Seattle-based Porch Group, the vertical software platform for the home, provides software and services to more than 11,150 home services companies such as home inspectors, moving companies, real estate agencies, utility companies, and warranty companies. Through these relationships and its multiple brands, Porch provides a moving concierge service to homebuyers, helping them save time and make better decisions on critical services, including insurance, moving, security, TV/internet, home repair and improvement, and more. To learn more about Porch, visit porchgroup.com or porch.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Porch’s future financial or operating performance. For example, projections of future revenue and other metrics, business strategy and plans, and anticipated impacts from pending or completed acquisitions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Porch and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the ability to recognize the anticipated benefits of Porch’s December 2020 business combination (the “Merger”) with PropTech Acquisition Corporation (“PropTech”), which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably, maintain key commercial relationships and retain its management and key employees; (2) expansion plans and opportunities, including future and pending acquisitions or additional business combinations; (3) costs related to the Merger and being a public company; (4) litigation, complaints, and/or adverse publicity; (5) the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability; (6) privacy and data protection laws, privacy or data breaches, or the loss of data; (7) the impact of the COVID-19 pandemic and its effect on the business and financial conditions of Porch; and (8) other risks and uncertainties described in Porch’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Porch does not undertake any duty to update these forward-looking statements, except as may be required by law.

Porch Press contact:

Jordan Schmidt

Gateway Group
(949) 386-6332
PRCH@gatewayir.com

Porch Investor Relations contact:

Cody Slach, Matt Glover

Gateway Group
(949) 574-3860
PRCH@gatewayir.com